Exhibit 8.1

Subsidiaries of Navigator Holdings Ltd

Corporation Name	Country of Incorporation	Corporation Type
- Navigator Gas US L.L.C.	Delaware (USA)	Service company
- Navigator Gas L.L.C.	Marshall Islands	Holding company
~ Navigator Atlas L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Aurora L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Centauri L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Ceres L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Ceto L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Copernico L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Capricorn L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Eclipse L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Europa L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Galaxy L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Gemini L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Genesis L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Global L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Glory L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Grace L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Gusto L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Leo L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Libra L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Luga L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Magellan L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Mariner L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Mars L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Neptune L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Nova L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Oberon L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Pegasus L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Phoenix L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Prominence L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Saturn L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Scorpio L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Taurus L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Triton L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Umbrio L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Venus L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Virgo L.L.C.	Marshall Islands	Vessel-owning company
~ Navigator Yauza L.L.C.	Marshall Islands	Vessel-owning company
~ NGT Services (UK) Ltd	England	Service company
~ NGT Services (Poland) Sp. Z O.O	Poland	Service company
~ Navigator Gas Ship Management Ltd.	England	Service company
~ Falcon Funding PTE Ltd	Singapore	Service company
~ Navigator Gas Invest Ltd	England	Investment company
- PT Navigator Khatulistiwa	Indonesia	Vessel-owning company